LAND SERVICES CONSULTING AGREEMENT

      THIS  AGREEMENT is made and entered into this 27th day of December,

2002  by  and  between  PETROL OIL AND GAS, INC. ("Petrol")  and  RUSSELL  A.

FRIERSON ("Frierson").

     RECITALS:

           A.   Petrol is a Nevada corporation engaged in the business of oil and  gas leasing and production with its principal office located at 6265  S.

Stephenson Way, Las Vegas, NV 89120.

           B.   Frierson is a natural person who is engaged in business as  a land  professional with his place of business located at 10804 Horton Street,

Overland Park, Kansas 66211.

           C.    From time-to-time Petrol has need for the services  of  land professionals;  Frierson has the requisite experience and  qualifications  to provide such services; Frierson desires to provide such services pursuant  to the terms of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration the parties agree as follows:

      1.   Land Professional Services:  Frierson shall provide to Petrol land professional  services  in  the  nature of  the  following  specific  duties:

preparation and drafting of written agreements including but not limited  to,

agreements  concerning well location, waivers of surface use and other  lease provisions,  damage release and compensation agreements related  to  drilling operations,  easement  and  right  of way  agreements,  pooling  and  farmout agreements,  and such other consents, declarations, designations,  memoranda,

notices, ratifications and stipulations by and between Petrol and any and all

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surface  owners (whether or not such surface owners are also lessors)  in  or adjacent  to Petrol mineral lease hold interests situated in Coffey, Anderson and Greenwood Counties, Kansas as may be needed from time-to-time.  Except as otherwise  agreed,  Frierson shall not be obligated under this  agreement  to record instruments in the land records or engage in due diligence title  work or  negotiate the contents, arrange for execution or otherwise interface with

land  owners  in  the  field.   In recognition  of  the  fact  that  accurate

assessment  of  the field situation is a prerequisite to the  preparation  of appropriate documentation, Frierson shall work with and cooperate fully  with other Petrol landmen in connection with such services contemplated under this agreement.  In performing his services hereunder, Frierson agrees to abide by the Code of Ethics of the American Association of Professional Landmen (AAPL)

and  shall  conduct business in accordance with the Standards of Practice  of the AAPL as adopted and promulgated from time-to-time.

      2.    Term of Agreement:  This Agreement shall remain in effect for one

(1)  year  commencing  upon  execution hereof.   Petrol  may  terminate  this

contract at any time "for cause."  As used herein, the term "for cause" shall mean  Frierson's  failure to abide by any material term  of  this  Agreement,

provided,  however,  that Petrol's termination of this  agreement  shall  not terminate the Option Rights as defined and set forth in Paragraph 3, below.

      3.    Payment:  Except as otherwise agreed to in writing, Petrol  shall pay  Frierson  for his services exclusively with stock and stock  options  as follows:

     a.   Petrol  Stock  Grant:   Petrol  hereby  grants  to  Frierson  Fifty

          Thousand (50,000) shares of common stock $.01 par value of  Petrol.

          To  the  extent  possible,  Petrol shall take  all  reasonable  and necessary  steps  to register such shares as free  trading  in  any market where Petrol is listed in the future, if any.

     b.   Petrol  Stock Option:  Petrol hereby grants to Frierson the  right,

          privilege and option (the "Option Rights") to purchase a  total  of

          Fifty  Thousand (50,000) shares of common stock $.01 per  value  of


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          Petrol  (the "Option Shares").  The Option Rights are fully  vested and exercisable immediately.  The exercise price per share shall be

          Fifty Cents ($.50).

                Upon execution of this Agreement, the Option Rights shall  be exercisable at any time and from time to time, in whole or in  part for  a  period of Thirty Six (36) months, after such time  Frierson shall  forfeit all right and privilege to all unexercised  options.

          The Option Rights shall be exercised by written notice directed  to

          Petrol,  accompanied by a check payable to Petrol  for  the  Option

          Shares  being  purchased. Petrol shall make immediate  delivery  of such  purchased shares, fully paid and non-assessable, and  to  the extent  applicable, fully registered and registered in the name  of

          Frierson.

                Petrol  currently has total authorized common shares  of  one hundred  million  (100,000,000).  If, and to the  extent  that  the

          number of authorized     shares of common stock of Petrol shall  be

          increased  beyond such 100,000,000, or reduced from 100,000,000  by whatever action, including but not limited to change of par  value,

          split,  reclassification, distribution or  a  dividend  payable  in stock,  or  the  like, the number of shares subject  to  the  Stock

          Option  and  the  option price per share shall  be  proportionately adjusted.  If,  however, Petrol, for any reason, issues  additional common stock in any amount up to the 100,000,000 shares authorized,

          no  such adjustment shall be applicable.  If Petrol is reorganized,

          consolidated or merged with another corporation, Frierson shall  be

          entitled  to  receive  Option  Rights  covering  shares   of   such

          reorganized,   consolidated,  or  merged  company   in   the   same


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          proportion,  at  an  equivalent price,  and  subject  to  the  same conditions  as the Option Rights as set forth above.  For  purposes of  the preceding sentence, the excess of the aggregate fair market value  of  the shares subject to the option immediately  after  any such  reorganization, consolidation, or merger over  the  aggregate option  price of such shares shall not be more than the  excess  of the aggregate fair market value of all shares subject to the Option

          Rights  immediately before such reorganization,  consolidation,  or merger over the aggregate option price of such shares, and the  new

          option  or      assumption of the old Option Rights shall not  give

          Frierson  additional benefits which he did not have under  the  old

          Option  Rights, or deprive him of benefits which he had  under  the old  Option Rights.  Frierson shall have no rights as a stockholder with  respect  to  the Option Shares until exercise  of  the  Stock

          Option and payment of the Option Price as herein provided.

     4.    Expense  Reimbursement/Allowance:  The parties  hereto  agree  and acknowledge  that Frierson shall pay all out-of-pocket expenses  incurred  in

connection  with  the  performance  of  the  services  provided  under   this

Agreement,  provided,  however, if Petrol requires Frierson  to  perform  any services outside of the metropolitan Kansas City area (defined as a radius of fifty  miles  with  the center of the radius being the intersection  of  11th

Street  and  Main,  Kansas  City, Missouri) Frierson  shall  be  entitled  to reimbursement for such expenses.  All expenses subject to reimbursement shall be  reasonable and necessary and in an amount not to exceed $110.00 per diem.

All reimbursable expenses shall be agreed upon by the parties, in writing, in advance of the time such expenses are incurred.

     5.    Choice of Venue:  The parties hereto consent to submit any dispute arising out of, or with respect to this Agreement or the performance of  this

Agreement to the exclusive jurisdiction and venue of the state district court located in Johnson County, Kansas, United States of America.

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     6.    Entire  Agreement: This writing constitutes the  entire  Agreement between  the parties hereto concerning the subject matter hereof;  supersedes all  existing  agreements between them; and, cannot be changed or  terminated except as provided herein or as stated in a written agreement signed by  both parties.  This Agreement is non-assignable by either party.

     7.    Choice of Law: This Agreement is made in, and shall be interpreted in  accordance with the laws of the United States of America, State of Nevada applicable  to  contracts  to be performed entirely  within  the  State,  and without regard to principles of conflicts of laws.

     8.    Counterparts:    This Agreement may be executed  in  one  or  more

counterparts, all of which when taken together shall constitute one  and  the same Agreement.


     AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE.



                              PETROL OIL AND GAS, INC.



                              By:/s/ Paul Branagan
                                     Paul Branagan, President




                                 /s/ Russell Frierson
                                       Russell A. Frierson